                                                                 EXHIBIT 10.42


                             INVESTMENT AGREEMENT

                                   BETWEEN

                        COMPRESSION LABS, INCORPORATED

                                     AND

                       FLETCHER ASSET MANAGEMENT, INC.





                          DATED AS OF JUNE 16, 1995

                             INVESTMENT AGREEMENT

        This INVESTMENT AGREEMENT (the "Agreement") is entered into as of June 16, 1995 (the "Agreement Date") by and between FLETCHER ASSET MANAGEMENT, INC., a Delaware corporation (the "Investor"), and COMPRESSION LABS, INCORPORATED, a Delaware corporation (the "Company").

        WHEREAS, the parties desire that the Investor become an equity investor in the Company by purchasing shares (as determined under Article I hereof) of the Company's Common Stock, par value $.001 per share (the "Common Stock").

        NOW THEREFORE, the parties hereto agree as follows:

                                  ARTICLE I

                      PURCHASE AND SALE OF COMMON STOCK

        1.1 PURCHASE AND SALE OF COMMON STOCK. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor pursuant to an effective Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the Investor shall purchase, shares (as determined under this
Article I) of Common Stock (the "Shares"), including one Right, as defined in the Amended and Restated Rights Agreement (the "Rights Agreement") between Compression Labs, Incorporated and the First National Bank of Boston, dated January 29, 1993 for each share of Common Stock (the "Rights"); provided, however, that no Rights shall be issuable at each of the Closings (as defined herein) if the Rights have been redeemed or repurchased by the Company prior to such Closing. References herein to the Common Stock shall, unless the context otherwise requires, be deemed to include the associated Rights.

        1.2 INITIAL CLOSING. The Initial Closing Date shall be July 10, 1995, provided, however, that upon notice from the Company to Investor on or before June 27, 1995, the Company, in its sole discretion, may accelerate the Initial Closing Date to June 30, 1995. The "Initial Share Quantity" shall be equal to 500,000 shares of Common Stock. The Initial Share Price shall be equal to the average (rounded to the nearest thousandth of a dollar) of the three lowest per share daily low sale prices of the Common Stock as reported by the Nasdaq National Market (the "Nasdaq") in the period beginning on the Agreement Date and ending one business day prior to the Initial Closing Date. The Initial Payment shall be the dollar amount equal to the product of (i) the Initial Share Quantity and (ii) the Initial Share Price. On the Initial Closing Date, the Company shall deliver Initial Share Quantity number of shares of Common Stock to the Investor against payment by the Investor therefor of the Initial Payment to the Company. If the Rights are repurchased or redeemed by the Company prior to the Initial Closing Date, the Initial Payment shall be reduced by the product of (x) the Initial Share Quantity and (y) the per Right repurchase or redemption price.

        1.3 INTERIM CLOSING. The Interim Closing Date shall be the first business day following the Interim Trading Period. The Interim Trading Period shall be the period beginning on the Agreement Date and ending August 7, 1995, provided, however, that the ending date shall be extended to include an additional trading day for the Common Stock for each day during the period throughout which trading in the Common Stock had been suspended by the SEC or the Nasdaq. The Interim Share Price shall be equal to the average (rounded to the nearest thousandth of a dollar) of the daily volume-weighted average trade price of the Common Stock as reported by Bloomberg for the days on which the Common Stock is trading during the Interim Trading Period. Subject to the limitation set forth in Section 1.5 hereof, on the Interim Closing Date, if and only if the Interim Share Price is less than the Initial Share Price, then the Company shall issue the Interim Share Quantity (as defined below) number of shares of Common Stock, if any, to the Investor. Alternatively, on the Interim Closing Date, if and only if the Interim Share Price is greater than the Initial Share Price, then the Investor shall make payment of the Interim Payment (as defined below) to the Company. The Interim Share Quantity shall be the nearest whole number greater than or equal to zero to the quantity:

     (Initial Share Price - Interim Share Price) x Initial Share Quantity
     --------------------------------------------------------------------
                             Interim Share Price

The Interim Payment, if any, shall be the dollar amount equal to:

     (Interim Share Price - Initial Share Price) x Initial Share Quantity

        1.4 FINAL CLOSING. The Final Closing Date shall be the first business day following the Final Trading Period. The Final Trading Period shall be the period beginning on the Agreement Date and ending September 28, 1995, provided, however, that the ending date shall be extended to include an additional trading day for the Common Stock for each day during the period throughout which trading in the Common Stock had been suspended by the SEC or the Nasdaq. The Final Share Price shall be equal to the average (rounded to the nearest thousandth of a dollar) of the daily volume-weighted average trade price of the Common Stock as reported by Bloomberg for the days on which the Common Stock is trading during the Final Trading Period. Subject to the limitation set forth in Section 1.5 hereof, on the Final Closing Date, the Company will issue the Final Share Quantity (as defined below) number of shares of Common Stock, if any, to the Investor. The Final Share Quantity shall be the nearest whole number greater than or equal to zero to the quantity:

                 (Interim Share Price -  Final Share Price) x
              (Initial Share Quantity + Interim Share Quantity)
              -------------------------------------------------
                              Final Share Price

In addition, on the Final Closing Date, the Company shall deliver a number of shares of Common Stock equal to the Supplemental Share Quantity, if any, to the Investor against payment by the Investor therefor of the Supplemental Payment to the Company. The Supplemental Share Quantity shall be the nearest whole number greater than or equal to zero to (i) the Minimum Share Quantity (as defined below) minus (ii) the sum of the Initial Share Quantity, Interim Share


                                      2.

Quantity and Final Share Quantity. The Minimum Share Quantity shall be equal to 565,000, provided, that the Investor shall have the option, to be exercised by written notice to the Company two business days before the Final Closing Date, to increase the Minimum Share Quantity to a whole number up to and including 765,000. The Supplemental Payment shall be the dollar amount equal to the product of (i) the Supplemental Share Quantity and (ii) the lower of the Interim Share Price or the Final Share Price.

        1.5 MAXIMUM SHARE LIMITATION. The maximum number of shares issuable to Investor pursuant to the Company's obligations under this Agreement shall be 765,000 shares of Common Stock.

        1.6 CLOSINGS. The Initial Closing, Interim Closing and Final Closing (collectively, the "Closings") shall take place on the Initial Closing Date, Interim Closing Date and Final Closing Date, respectively, at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94705, at 2:00 p.m., Pacific time or at such other time and place and/or on such other date as the Investor and the Company may agree. At each of the Closings, (i) the Company shall deliver to the Investor one or more stock certificates, as required hereunder, representing the shares to be issued to the Investor, registered in the name as shall be designated in writing by the Investor, or deposit the Initial Shares to the account at Depository Trust Company as shall be designated in writing by the Investor, and (ii) the Investor shall deliver to the Company payment, as required hereunder, in immediately available funds by wire transfer to such account as shall be designated in writing by the Company. In addition, each of the Company and the Investor shall deliver all other documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to the Closings.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

        2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Investor.

                (a) ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, except, in the case of such subsidiaries, as would not have a Material Adverse Effect (as defined below), and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties, prospects, or financial condition of the Company and its subsidiaries taken as a whole.


                                      3.

                (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                (c) CAPITALIZATION. The authorized capital stock of the Company consists of (i) 25,153,658 shares of Common Stock, of which as of the close of business on June 12, 1995, 14,733,225 shares were issued and outstanding; (ii) 4,000,000 shares of Preferred Stock, of which 14,300 shares have been designated Series B Redeemable Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), of which no shares are issued and outstanding; and (iii) 250,000 shares of Series A Junior Participating Preferred Stock, of which no shares were issued and outstanding. All of such outstanding shares of Common Stock and have been validly issued and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive rights. Except as disclosed in Schedule 2.1(c), as of the date of this Agreement, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued shares of the Company, other than those under the Company's 1980 Stock Option Plan, 1984 Supplemental Stock Option Plan, 1984 Employee Stock Purchase Plan, 1992 Non-Employee Directors' Stock Option Plan and the Rights Agreement. The Company has furnished to the Investor true and correct copies of the Company's Restated Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), the Company's Bylaws, as in effect on the date hereof (the "Bylaws") and the Company's Certificate of Designation for the Series B Preferred Stock.

                (d) ISSUANCE OF SHARES. The Shares are duly authorized, and when paid for in accordance with the terms hereof shall be validly issued, fully paid and nonassessable and the Rights shall be duly authorized and validly issued (if issued pursuant to the terms hereof).

                (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby or relating hereto do not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or, to the best of the Company's knowledge, result in a violation of any law, rule, regulations, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company, any of its subsidiaries or



                                      4.

by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. Except as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue the Shares and Rights and sell the Shares in accordance with the terms hereof.

                (f) SEC DOCUMENTS, FINANCIAL STATEMENTS. Since January 1, 1994, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Investor true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents (other than exhibits) incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                (g) REGISTRATION. The Shares are registered under the Securities Act of 1933, as amended (the "Act") and, when issued in accordance with the terms hereof, will be registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of any applicable state securities laws.

        2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby makes the following representations and warranties to the Company:


                                      5.

                (a) AUTHORIZATION; ENFORCEMENT. (i) The Investor has the requisite corporate power and authority to enter into and perform this Agreement, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor or its Board of Directors or stockholders is required, (iii) this Agreement has been duly authorized, executed and delivered by the Investor and (iv) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                (b) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not (i) result in a violation of the Investor's charter documents or by-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, indenture or instrument to which the Investor or any of its subsidiaries is a party, or, to the best of the Investor's knowledge, result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental agency (including Federal and state securities laws and regulations) applicable to the Investor, any of its subsidiaries or their respective properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate have a material adverse effect on the Investor). The businesses of the Investor and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a material adverse effect. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Shares in accordance with the terms hereof.

                                 ARTICLE III

                                  COVENANTS

        3.1 COMMON STOCK. From the date hereof through the Final Closing Date, the Company shall not (i) amend its organizational documents; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare or set aside or pay any dividend or other distribution with respect to the Common Stock; or
(iv) make plans or enter into any agreement with respect to the foregoing. Notwithstanding the preceding sentence, the Company may take any such action to the extent that any person (x) publicly announce a tender offer or exchange offer for the Common Stock, (y) publicly announce plans for a merger, consolidation or potential change in control of the Company or (z) beneficially own 15% or more of the Common Stock, and if the Company determines that any such action is necessary or appropriate, provided that in the event the Company does take such action(s), appropriate adjustments to the number of Shares



                                      6.

purchasable hereunder or the price therefor will be made as are necessary to preserve without impairment the purchase rights represented by this Agreement.

        3.2 STANDSTILL AGREEMENT. For the period from the date hereof through the fifth Anniversary of this Agreement, the Investor will not, and will cause each of the affiliates of the Investor, not to (i) purchase, acquire or own, or offer to agree to purchase, acquire or own, directly or indirectly, any Voting Securities (as hereinafter defined) or direct or indirect rights or options to acquire Voting Securities of the Company (or enter into any arrangements or understandings with any third party to do any of the foregoing), if after such acquisition the Investor would hold, beneficially or of record, more than 9.99% of the Voting Securities of the Company or (ii) propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries, or in any way to seek to control of the management, policies or Board of Directors of the Company, provided that nothing in this clause (ii) shall limit the right to vote as a stockholder for any merger or business combination. The foregoing sentence shall be null and void upon any "distribution date" under the Rights Agreement. For purposes of this Agreement, the term "Voting Securities" shall mean (i) any securities which are entitled to vote generally in the election of directors of the Company and (ii) any securities of the company convertible into or exchangeable for any security described in clause (i) above.

                                  ARTICLE IV

                                  CONDITIONS

        4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation hereunder of the Company to sell the Shares to the Investor is further subject to the satisfaction, at or before each of the Closings, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                (a) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors shall be true and correct in all material respects as of the date when made and as of the date of each of the Closings as though made at that time (except for representations and warranties that speak as of a particular date).

                (b) PERFORMANCE BY THE INVESTORS. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to each of the Closings.

                (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.



                                      7.

        4.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INVESTOR TO PURCHASE THE SHARES. The obligation of the Investor hereunder to acquire and pay for the Shares is subject to the satisfaction, at or before each of the Closings, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by such Investor at any time in its sole discretion.

                (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of each of the Closings as though made at that time (except for representations and warranties that speak as of a particular date).

                (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each of the Closings.

                (c) REGISTRATION STATEMENT. No stop order suspending the effectiveness of the Registration Statement pursuant to which the Company will issue and sell, and the Investor shall purchase, the Shares, shall have been issued; and no proceeding for that purpose shall have been initiated by the SEC.

                (d) NASDAQ. The Company shall have given notice of the issuance of the Shares to Nasdaq, and Shares shall be authorized for trading on Nasdaq upon official notice of issuance; during the Trading Period, trading in the Common Stock shall not be suspended by the SEC or the Nasdaq (except for any suspension of trading of limited duration agreed to between the Company and Nasdaq solely to permit dissemination of material information regarding the Company); trading in securities generally as reported by the Nasdaq shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq.

                (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE V

                                 TERMINATION

        5.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time by the mutual consent of the Company and the Investor, by action of their respective Board of Directors.


                                      8.

        5.2 TERMINATION BY THE INVESTOR. This Agreement may be terminated by action of the Board of Directors of the Investor at any time after July 15, 1995 if the sale of the Initial Share Quantity of the Shares shall not have been consummated by July 15, 1995.

        5.3 AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto if the Initial Closing shall not have occurred by August 1, 1995.

                                  ARTICLE VI

                                MISCELLANEOUS

        6.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

        6.2 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

        6.3     SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION.

                (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

                (b) Each of the Company and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

        6.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except


                                      9.

as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

        6.5 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answerback received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

        If to the Company:

        Compression Labs, Incorporated
        2860 Junction Avenue
        San Jose, California 95134
        Telecopy: (408) 922-5574
        Attention: President

        With copies to:
        Cooley Godward Castro Huddleson & Tatum
        Five Palo Alto Square
        3000 El Camino Real
        Palo Alto, California 94306
        Telecopy: (415) 857-0663
        Attention: Peter F. Stone

        If to the Investor:
        Fletcher Asset Management, Inc.
        767 Fifth Avenue, 48th Floor
        New York, NY 10153
        Telecopy: (212) 758-7090
        Attention: President

        With copies to:
        Skadden, Arps, Slate, Meagher & Flom
        1440 New York Avenue, N.W.
        Washington, D.C. 20005
        Telecopy: (202) 393-5760
        Attention: Stephen W. Hamilton


                                     10.

Either party hereto may from time to time change its address for notices under this Section 6.5 by giving at least 10 days' written notice of such changed address to the other party hereto.

        6.6 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        6.7 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        6.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought). The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

        6.9 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        6.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflict of laws.

        6.11 SURVIVAL. The agreements and covenants of the Company contained in Section 6.1 and this Section 6.11 shall survive the termination of this Agreement. The representations and warranties of the Company and the Investor contained in Article II and the agreements and covenants set forth in Sections 3.2, 6.1 and this Section 6.11 shall survive each of the Closings.

        6.12 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.



                                     11.

        6.13 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.


                                    COMPRESSION LABS, INCORPORATED


                                    By:   /s/ JOHN E. TYSON
                                        ---------------------------------------
                                          John E. Tyson,
                                          President and Chief Executive Officer



                                    FLETCHER ASSETS MANAGEMENT, INC.


                                    By:   /s/ ALPHONSE FLETCHER, JR.
                                        ---------------------------------------
                                          Alphonse Fletcher, Jr.



                                     12.

                               SCHEDULE 2.1(C)


        As of the date of the Agreement, the following warrants were outstanding:

Warrants to Purchase Shares of Common Stock


                                               Number of Shares
                                               ----------------
          Hambrecht & Quist                          10,000
          National Union                            195,000
          Other                                     560,916